Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated July 3, 2012 relating to the balance sheet of JAVELIN Mortgage Investment Corp., appearing in the Prospectus included in this Registration Statement No 333-xxxx.

/s/ Deloitte & Touche LLP

Miami, FL
October 2, 2012